As filed with the Securities and Exchange Commission on May 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOREST OIL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	25-0484900
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

707 Seventeenth Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Address of Principal Executive Offices)

Forest Oil Corporation 1999 Employee Stock Purchase Plan

Forest Oil Corporation 2007 Stock Incentive Plan

(Full Title of the Plan)

Cyrus D. Marter IV

Senior Vice President, General Counsel and Secretary

Forest Oil Corporation

707 Seventeenth Street, Suite 3600

Denver, Colorado 80202

(303) 812-1400

(Name and Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.10 per share (3) (4)	1,550,000	$4.43	$6,866,500	$936.60
(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers any additional shares of common stock, par value $.10 per share, of Forest Oil Corporation (“Common Stock”) that may become issuable under the Forest Oil Corporation 1999 Employee Stock Purchase Plan or the Forest Oil Corporation 2007 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices per share of Common Stock reported on the New York Stock Exchange composite tape on May 6, 2013.

(3)

The shares of Common Stock to be registered hereby consist of (i) 750,000 shares to be issued under the Forest Oil Corporation 1999 Employee Stock Purchase Plan, and (ii) 800,000 shares to be issued under the Forest Oil Corporation 2007 Stock Incentive Plan.

(4)

Includes associated stock purchase rights, which automatically trade with Common Stock.  Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.  Value attributable to the preferred stock purchase rights, if any, is reflected in the market price of the Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement is being filed by Forest Oil Corporation (“Forest” or the “Registrant”) to register: (i) an additional 750,000 shares of Forest’s common stock, par value $.10 per share (“Common Stock”) under the Forest Oil Corporation 1999 Employee Stock Purchase Plan (the “ESPP”), and (ii) an additional 800,000 shares of Common Stock under the Forest Oil Corporation Stock Incentive Plan (the “2007 Plan”).  Pursuant to Instruction E of Form S-8, the contents of the following registration statements are incorporated herein by reference to the extent not replaced hereby: (i) the Registration Statement on Form S-8 (Registration No. 333-81529) filed by Forest with the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 25, 1999, registering the issuance of 125,000 shares of Common Stock under the ESPP; (ii) the Registration Statement on Form S-8 (Registration No. 333-127873) filed by Forest with the SEC on August 26, 2005, registering the issuance of 175,000 shares of Common Stock under the ESPP; (iii) the Registration Statement on Form S-8 (Registration No. 333-160153) filed by Forest with the SEC on June 22, 2009, registering the issuance of 500,000 shares of Common Stock under the ESPP; (iv) the Registration Statement on Form S-8 (Registration No. 333-145726) filed by Forest with the SEC on August 27, 2007, registering the issuance of 2,700,000 shares of Common Stock under the 2007 Plan; and (v) the Registration Statement on Form S-8 (Registration No. 333-167004) filed by Forest on May 21, 2010, registering the issuance of 4,000,000 shares of Common Stock under the 2007 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 1-13515), filed with the Commission on February 22, 2013 (including information specifically incorporated by reference in the Registrant’s Form 10-K from the Registrant’s Definitive Proxy Statement for its 2013 Annual Meeting of Stockholders);

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Commission on May 7, 2013;

(c) the Registrant’s Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01), filed with the Commission on January 3, 2013,  February 20, 2013, March 1, 2013, March 18, 2013, April 17, 2013, and May 7, 2013; and

(e) the description of our common stock contained in our Registration Statement on Form 8-A filed on October 20, 1997, as amended by Amendment No. 1 to Form 8-A filed on October 17, 2003.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.         Interests of Named Experts and Counsel

The validity of the shares of common stock covered by this Registration Statement has been passed upon by Forest by Joseph G. Walker, Senior Counsel and Assistant Secretary of Forest.  As of the date of this Registration Statement, Mr. Walker beneficially owns (i) 21,100 shares of Forest common stock (including restricted shares subject to forfeiture provisions) and 11,933 phantom stock units payable in cash under the terms of the 2007 Plan.  Mr. Walker does not currently participate in the ESPP.

Item 8.         Exhibits

See Index to Exhibits immediately following the signature page.

Item 9.         Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 8th day of May, 2013.

Forest Oil Corporation

/s/PATRICK R. MCDONALD
Patrick R. McDonald
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael N. Kennedy, Cyrus D. Marter IV, and Victor A. Wind, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

/s/PATRICK R. MCDONALD	May 8, 2013	/s/LOREN K. CARROLL	May 8, 2013
Patrick R. McDonald, President, Chief Executive		Loren K. Carroll, Director
Officer and Director (Principal Executive Officer)

		/s/DOD A. FRASER	May 8, 2013
/s/MICHAEL N. KENNEDY	May 8, 2013	Dod A. Fraser, Director
Michael N. Kennedy, Executive Vice President
and Chief Financial Officer, (Principal Financial Officer)

		/s/JAMES H. LEE	May 8, 2013
James H. Lee, Director
/s/VICTOR A. WIND	May 8, 2013
Victor A. Wind, Senior Vice President, Chief
Accounting Officer, Corporate Controller, and		/s/RAYMOND I. WILCOX	May 8, 2013
Treasurer (Principal Accounting Officer)		Raymond I. Wilcox, Director

/s/JAMES D. LIGHTNER	May 8, 2013	/s/RICHARD J. CARTY	May 8, 2013
James D. Lightner, Director, Chairman of the Board		Richard J. Carty, Director

INDEX TO EXHIBITS

Exhibit Number	Document

3.1

Restated Certificate of Incorporation of Forest Oil Corporation, as amended to date, incorporated herein by reference to Exhibit 3.2 to Form 8-K for Forest Oil Corporation filed October 12, 2012 (File No. 001-13515).

3.2

Bylaws of Forest Oil Corporation Restated as of February 14, 2001, as amended by Amendments No. 1, No. 2, No. 3, No. 4, and No. 5, incorporated herein by reference to Exhibit 3.6 to Form 10-K for Forest Oil Corporation for the year ended December 31, 2011 (File No. 001-13515).

3.3

Amendment No. 6, dated May 7, 2013, to the Bylaws of Forest Oil Corporation Restated as of February 14, 2001, incorporated by reference to Exhibit 3.1 to Form 8-K for Forest Oil Corporation filed May 7, 2013.

4.1

Indenture dated as of April 25, 2002 between Forest Oil Corporation and State Street Bank and Trust Company, including the form of notes issued thereunder, incorporated herein by reference to Exhibit 4.6 to Forest Oil Corporation Registration Statement on Form S-4 dated June 11, 2002 (File No. 333-90220).

4.2

Indenture dated as of June 6, 2007 between Forest Oil Corporation and U.S. Bank National Association, including the form of notes issued thereunder, incorporated herein by reference to Exhibit 4.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

4.3

Indenture, dated as of September 17, 2012, by and among Forest Oil Corporation, Forest Oil Permian Corporation and U.S. Bank National Association, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation filed September 17, 2012 (File No. 001-13515).

4.4

Registration Rights Agreement, dated as of September 17, 2012, by and among Forest Oil Corporation, Forest Oil Permian Corporation and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, incorporated by reference to Exhibit 4.2 to Form 8-K for Forest Oil Corporation filed September 17, 2012 (File No. 001-13515).

4.5

First Amended and Restated Rights Agreement, dated as of October 17, 2003, between Forest Oil Corporation and Mellon Investor Services LLC, incorporated herein by reference to Exhibit 4.1 to Form 8-K for Forest Oil Corporation, dated October 17, 2003 (File No. 001-13515).

4.6

Third Amended and Restated Credit Agreement, dated as of June 30, 2011, among Forest Oil Corporation, the Lenders party thereto, BNP Paribas and Wells Fargo Bank, N.A., as Co-Syndication Agents, Bank of America, N.A., The Bank of Nova Scotia, Credit Suisse AG, Cayman Islands branch, Deutsche Bank Securities, Inc. and Toronto Dominion (Texas) LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed July 6, 2011 (File No. 001-13515).

4.7

Forest Oil Corporation 1999 Employee Stock Purchase Plan, as amended, incorporated herein by reference to Appendix A to Forest’s Proxy Statement, Schedule 14A (File No. 001-13515) filed on March 26, 2013.

4.8	Forest Oil Corporation 2007 Stock Incentive Plan, incorporated by reference to Annex E to Forest Oil Corporation’s Registration Statement on Form S-4, dated April 30, 2007 (File No. 333-140532).

4.9

Amendment No. 1 to Forest Oil Corporation 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.1 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

4.10

Amendment No. 2 to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 12, 2010 (File No. 001-13515).

4.11

Amendment No. 3 to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated February 18, 2011 (File No. 001-13515).

4.12

Amendment No. 4 to Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.6 to Form 8-K for Forest oil Corporation filed December 21, 2012 (File No. 001-13515).

Exhibit Number	Document

4.13	Amendment No. 5 to Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed May 7, 2013 (File No. 001-13515).

5.1*	Opinion of Joseph G. Walker

10.1

Form of Restricted Stock Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.3 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2007 (File No. 001-13515).

10.2

Form of Non-Employee Director Restricted Stock Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Form 10-Q for Forest Oil Corporation for the quarter ended March 31, 2008 (File No. 001-13515).

10.3

Form of Restricted Stock Agreement pursuant to the Forest Oil Corporation 2001 and 2007 Stock Incentive Plans, incorporated by reference to Exhibit 10.2 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

10.4

Form of CEO Restricted Stock Award Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.5 to Form 8-K for Forest Oil Corporation filed October 1, 2012 (File No. 001-13515).

10.5

Form of 2013 Restricted Stock Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan - Cliff Vest, incorporated by reference to Exhibit 10.22 to Form 10-K for Forest Oil; Corporation for the year ended December 31, 2012 (File No. 001-13515).

10.6

Form of 2013 Restricted Stock Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan - One-Third Vest, incorporated by reference to Exhibit 10.23 to Form 10-K for Forest Oil; Corporation for the year ended December 31, 2012 (File No. 001-13515).

10.7

Form of Phantom Stock Unit Agreement pursuant to the Forest Oil Corporation 2001 and 2007 Stock Incentive Plans, incorporated by reference to Exhibit 10.3 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

10.8

Form of Non-Employee Director Phantom Stock Unit Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, incorporated by reference to Exhibit 10.4 to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 2008 (File No. 001-13515).

10.9

Form of Phantom Stock Unit Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to Form 10-Q for Forest Oil Corporation for the quarter ended March 31, 2009 (File No. 001-13515).

10.10

Form of Phantom Stock Unit Agreement (Cash Only Three Vesting Tranches) pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.3 to form 10-Q for Forest Oil Corporation for the quarter ended September 30, 2011 (File No. 001-13515).

10.11

Form of Phantom Stock Unit Agreement (4-Year Pro-Rated Vesting) pursuant to the Forest Oil Corporation 2007 Stock incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed November 14, 2012 (File No. 001-13515).

10.12

Form of 2013 Cash Only Phantom Stock Unit Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan - Cliff Vest, incorporated by reference to Exhibit 10.29 to Form 10-K for Forest Oil; Corporation for the year ended December 31, 2012 (File No. 001-13515).

10.13

Form of 2013 Cash Only Phantom Stock Unit Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan - One-Third Vest, incorporated by reference to Exhibit 10.30 to Form 10-K for Forest Oil; Corporation for the year ended December 31, 2012 (File No. 001-13515).

Exhibit Number	Document

10.14

Form of Performance Unit Award Agreement (US) pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation dated May 21, 2010 (File No. 001-13515).

10.15

Form of Forest Oil Corporation Performance Unit Award Agreement - 2012, pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended, incorporated by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed March 16, 2012 (File No. 001-13515).

10.16

Form of CEO Plan Performance Unit Award Agreement pursuant to the Forest Oil Corporation 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.2 to Form 8-K to Forest Oil Corporation filed October 1, 2012 (File No. 001-13515).

10.17	Form of Cash-Based Award Agreement, incorporated herein by reference to Exhibit 10.1 to Form 8-K for Forest Oil Corporation filed June 13, 2011 (File No. 001-13515).

10.18	Form of Forest Oil Corporation Cash-Based Award Agreement - 2012, incorporated herein by reference to Exhibit 10.3 to Form 8-K for Forest Oil Corporation filed May 16, 2012 (File No. 001-13515).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of DeGolyer and MacNaughton.

23.3	Consent of Joseph G. Walker (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).

* Filed herewith.